EXHIBIT 24.2

POWER OF ATTORNEY FOR REGISTRATION STATEMENT OF
CAB EAST LLC
COVERING ASSET BACKED SECURITIES

EACH OF THE UNDERSIGNED PERSONS appoints each of Susan J. Thomas and Robert G. Mossel his or her attorney and agent to do any and all acts and things and execute in his or her name (whether on behalf of CAB EAST LLC, or as an officer or Manager of CAB EAST LLC) on all documents the attorney and agent determines is necessary or advisable to enable CAB EAST LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission, in connection with a Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, including the power and authority to sign his or her name to that Registration Statement and to any amendments to the Registration Statement or any of the exhibits or schedules or the Prospectus to be filed with the Securities and Exchange Commission, and to file the same with the Securities and Exchange Commission.  Each of the undersigned ratifies and confirms all actions of the attorneys and agents taken under this power of attorney.  Either attorney and agent will have, and may exercise, all the powers given by this power of attorney.

EXECUTED on December 11, 2015.

/s/ DAVID A. WEBB	/s/ SUSAN J. THOMAS

David A. Webb	Susan J. Thomas

/s/ MARION B. HARRIS	/s/ JANE L. CARNARVON

Marion B. Harris	Jane L. Carnarvon

CAB East LLC
c/o Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126

I, Susan J. Thomas, am Secretary of CAB East LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on November 1, 2004, and those resolutions have not been amended, rescinded or otherwise modified.

EXECUTED as of December 11, 2015.

/s/ SUSAN J. THOMAS
Susan J. Thomas
Secretary

Robert G. Mossel, as an Assistant Secretary of the Company, certifies that SUSAN J. THOMAS is the duly elected and qualified Secretary of the Company and that the signature above is her signature.

EXECUTED as of December 11, 2015.

/s/ ROBERT G. MOSSEL
Robert G. Mossel
Assistant Secretary

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Future Lease Securitizations

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NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable and in the best interests of the Company that the Company may enter into or otherwise become a party to any Future Transaction.

RESOLVED FURTHER, that, in connection with any Future Transaction, the Company be and is authorized to enter into one or more agreements, documents and instruments necessary or advisable with respect to such Future Transaction.

RESOLVED FURTHER, that the Authorized Officers be, and each of them is, individually authorized and directed to take or cause to be taken any and all actions necessary or appropriate in connection with the foregoing, including to negotiate, execute and deliver, in the name of and on behalf of the Company, such documents, certificates, agreements and instruments in such form as any Authorized Officer may approve consistent with the foregoing, with such changes or modifications as may be approved by an Authorized Officer as necessary or advisable, such Authorized Officer’s approval to be conclusively evidenced by his or her execution and delivery of such documents, certificates, agreements and instruments.

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